Exhibit 4.1

NATIONWIDE HEALTH PROPERTIES, INC.

FORMED UNDER THE LAWS OF THE STATE OF MARYLAND

PREFERRED STOCK	PREFERRED STOCK
NUMBER	SHARES
PB
SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP 638620 30 2

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

FULLY PAID AND NONASSESSABLE SHARES OF 7.75% SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK, PAR VALUE $1.00 PER SHARE

of Nationwide Health Properties, Inc., transferable on the share register of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Reference is made to the statement of the reverse hereof with respect to the classes or series of shares, and certain restrictions on the transferability thereof.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

/s/ DON M. PEARSON	/s/ DOUGLAS M. PASQUALE
SECRETARY	PRESIDENT

Dated:

SEAL OF NATIONWIDE HEALTH PROPERTIES, INC. * MARYLAND*

INCORPORATED

OCT. 14, 1985

COUNTERSIGNED AND REGISTERED:

THE BANK OF NEW YORK

TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

NATIONWIDE HEALTH PROPERTIES, INC.

Nationwide Health Properties, Inc. is authorized to issue two classes of shares, Common and Preferred, and the Preferred may be issued in one or more series. The corporation will furnish to any stockholder, on request and without charge, a statement of the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class, or series, which the corporation is authorized to issue and any other information required by Section 2-211 of the Corporations and Associations Article of the Annotated Code of Maryland. The board of directors of the corporation has authority to fix all or any of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued Preferred shares or of any wholly unissued series of Preferred shares, the number of shares constituting any unissued series of Preferred shares, and the designations of such series.

The transfer of these shares to any person who would thereby hold beneficial interest of more than 9.9% of the outstanding shares of stock of the Corporation may be prohibited or void or subject to other transfer restriction or redemption rights as set forth in the Articles of Incorporation. The Corporation will furnish information concerning such restrictions to any stockholder on request and without charge.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	— — —	as tenants in common as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT UNIF TRF MIN ACT	— —	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State) Custodian (until age ) (Cust) under Uniform Transfers (Minor) to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

CONVERSION NOTICE

TO:	NATIONWIDE HEALTH PROPERTIES, INC.

THE BANK OF NEW YORK

The undersigned registered owner of shares of 7.75% Series B Cumulative Convertible Preferred Stock (the “Convertible Preferred Stock”) hereby irrevocably exercises the option to convert the number of shares of Convertible Preferred Stock set forth on the front of this share certificate or the portion thereof (which is in an integral multiple of whole shares) below designated into shares of Common Stock of Nationwide Health Properties, Inc., in accordance with the terms of the Articles Supplementary establishing the terms of the Convertible Preferred Stock, and requests and instructs the Corporation to issue and deliver to the undersigned registered owner (unless a different name has been indicated below) the shares of Common Stock issuable and deliverable upon such conversion, together with (i) any shares of Convertible Preferred Stock representing any unconverted shares by this share certificate and (ii) any check in payment for accumulated dividends, if any, and fractional shares. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Articles Supplementary. If shares of Common Stock or any portion of the shares represented by this certificate not converted are to be issued in the name of a Person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto.

Dated: Signature Guarantee	Signature(s)
NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the share certificate in every particular without alteration or enlargement or any change whatsoever.	Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Fill in the registration of shares of Common Stock if to be issued, and share of Convertible Preferred Stock if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Number of shares to be converted (if less than all):                         Social Security or Other Taxpayer Identification Number:

FUNDAMENTAL CHANGE REPURCHASE ELECTION

TO:	NATIONWIDE HEALTH PROPERTIES, INC.

THE BANK OF NEW YORK

The undersigned registered owner of shares of 7.75% Series B Cumulative Convertible Preferred Stock (the “Convertible Preferred Stock”) hereby acknowledges receipt of a notice from Nationwide Health Properties, Inc. (the “Corporation”) as to the occurrence of a Fundamental Change with respect to the Corporation and requests and instructs the Corporation to repurchase all of the shares of Convertible Preferred Stock set forth on the front of this share certificate or the portion thereof (which is in an integral multiple of whole shares) below designated, in accordance with the terms of the Articles Supplementary establishing the terms of the Convertible Preferred Stock, at the price of $100 per share, together with the Make-Whole Premium, if applicable, and accumulated and unpaid dividends to, but excluding, the Fundamental Change Repurchase Date, to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Articles Supplementary. The shares of Convertible Preferred Stock to which this notice relates shall be repurchased by the Corporation as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Articles Supplementary.

If the Corporation elects to pay the Fundamental Change Repurchase Price and/or the Make-Whole Premium, in whole or in part, in shares of Common Stock but such portion of the Fundamental Change Repurchase Price and/or the Make-Whole Premium shall ultimately be paid to such holder entirely in cash because any of the conditions to payment of the Fundamental Change Repurchase Price and/or the Make-Whole Premium in shares of Common Stock is not satisfied prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, the undersigned registered owner elects:

☐	to withdraw this Fundamental Change Repurchase Election as to __________ shares of Convertible Preferred Stock to which this Fundamental Change Repurchase Election relates (Certificate Numbers: ______________________________________________), or
☐	to receive cash in respect of _______________ shares of Convertible Preferred Stock to which this Fundamental Change Repurchase Election relates.

Dated:	Signature(s)
Share Certificate Number (if applicable): Number of shares to be repurchased (if less than all): Social Security or Other Taxpayer Identification Number:

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the share certificate in every particular without alteration or enlargement or any change whatever.

FOR VALUE RECEIVED,                                  hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                                                                                                                          Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                                                                                                                                                      Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:	X
Signature(s) Guaranteed	X

By

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

	NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.